Exhibit 10.12 - Consulting Agreement with Dale L. Orem

                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") made this 29th day of August, 2003, by and between Dale L. Orem, whose address is 32 Arctic Springs, Jeffersonville, Indiana 47130 ("Consultant"), and Community Bank Shares of Indiana, Inc., with an address of 101 W. Spring Street, New Albany, IN 47150 ("Company"), agree as follows:

      1._______Purpose of Agreement. Consultant was an employee of Company under that certain employment agreement dated June 19, 1995, which agreement has now expired (the "Employment Contract"). Company desires to retain Consultant as a consultant on an independent contractor basis, and Consultant desires to perform services for the benefit of Company, all on the terms and conditions set forth in this Agreement.

      2. Effective Date: Term. The effective date of this Agreement shall be deemed to be June 19, 2003. Unless extended by subsequent written agreement signed by all of the parties, this Agreement shall terminate June 19, 2005.

      3. Services and Payment. Consultant agrees to undertake and complete the services as defined in Exhibit "A" attached hereto (the "Services"). As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit "A".

      4. Compensation. Company shall pay consultant the sum of Three Thousand Two Hundred and no/100 ($3,200.00) dollars per month during the term of this Agreement.

      5. Warranty. Consultant warrants that the Services will be performed in a professional and workmanlike manner, and that none of such Services or any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others.

      6. Termination. If either party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon thirty (30) days written notice, unless the breach is cured within the notice period. Consultant's obligations under Section 8 shall survive any termination of this Agreement.

      7. Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, workers' compensation insurance; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims, damages, liability, attorneys' fees and expenses on account of (i) an alleged failure by Consultant to satisfy any such obligations or any other obligation (under this Agreement or otherwise), or (ii) any other action or inaction of Consultant.


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      8. Agreement Not to Compete. Consultant agrees that during the term of this Agreement, Consultant will not, either individually or in concert, either directly or indirectly, perform, or obligate himself to perform, any acts that are substantially similar in nature or purpose to the Services described in Exhibit "A" for or on behalf of any financial institution with an office or branch located within a one hundred (100) mile radius of New Albany, Indiana. Company may communicate such obligations to any other client or employer, or potential client or employer, of Consultant. Any breach of this Section 8 will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

      9. Acknowledgement Regarding Termination of Employment Contract. Company and Consultant each acknowledge that the Employment Contract is now terminated by expiration of its term. Consultant further acknowledges that, except with respect to continuing retirement or other post-expiration benefits, no monies are owing to Consultant under the Employment Agreement, and Consultant waives any claim for payment thereof, including without limitation, any claim for board meeting fees under Section 3(a) of the Employment Contract.

      10. Assignment. This Agreement and the services contemplated hereunder are personal to Consultant, and Consultant shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be voidable at the option of Company.

      11. Notice. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or three (3) days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

      12. Miscellaneous. The failure of either party to enforce its rights under this Agreement at any time for period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to the conflicts of laws provisions thereof

                           [Signature page follows.]


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      So agreed between Consultant and Company as of the date first shown above.

      For "Consultant":

                                        /s/ Dale L. Orem
                                        ----------------------------------------
                                        Dale L. Orem

                                For "Company":

                                        Community Bank Shares of Indiana, Inc.

                                        By: /s/ James D. Rickard
                                            ------------------------------------
                                            James D. Rickard, President and CEO

                                        By:


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                                   EXHIBIT "A"

              Description of Services to be performed by Consultant

1. Represent the Company, including its corporate affiliates, at community functions.

2. Act as spokesman for the Company, including its corporate affiliates, as requested.

3. Assist in business development efforts of the Company, including its corporate affiliates, as requested.

4. Call on new/prospective customers for the Company, including its corporate affiliates, as requested.

5. Be visible at the functions of Company, including its corporate affiliates, as requested.


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